Exhibit 4.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OTHER APPLICABLE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE SECURITIES LAWS.

COMMON STOCK PURCHASE WARRANT

NN, INC.

Issue Date: December 11, 2019 (the “Issue Date”)

THIS COMMON STOCK PURCHASE WARRANT (this “Warrant”) certifies that, for value received, [•] or its permitted assigns (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Issue Date and on or prior to the Termination Date (as defined below), but not thereafter, to purchase from NN, Inc., a Delaware corporation (the “Company”), up to 1,500,000 shares (subject to the limitations contained herein, including Section 3(g), and subject to adjustment hereunder, the “Warrant Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The purchase price of one Warrant Share shall be equal to the Exercise Price, as defined in Section 2(b).

As used in this Warrant, (a) an “Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, controls, is controlled by, or under common control with such Person; for purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise, (b) a “Business Day” means any day excluding Saturday, Sunday or any day which is a legal holiday under the laws of the State of New York or a day on which banking institutions are authorized or required by law or other governmental action to close, (c) “Capital Stock” means, with respect to any Person, (i) any capital stock of such Person, (ii) any security convertible, with or without consideration, into any capital stock of such Person, (iii) any other shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the capital stock of such Person and (iv) any other equity interest in, or right to vote generally in elections of directors or the comparable governing body of, such Person, (d) “Fair Market Value” of the Common Stock on any date of determination means (i) if the Common Stock is listed for trading on a national securities exchange, the closing sale price per share of the Common Stock on the trading day immediately prior to such date of determination, as reported by the national securities exchange, (ii) if the Common Stock is not listed on a national securities exchange but is listed in the over-the-counter market, the average last quoted sale price for the Common Stock (or, if no sale price is reported, the average of the high bid and low asked price for such date) on the trading day immediately prior to such date of determination, in the over-

the-counter market as reported by OTC Markets Group Inc. or other similar organization, or (iii) in all other cases, in the sole discretion of the Board of Directors, (A) as agreed upon in good faith by the Holder and the Company or (B) as determined by an independent accounting, appraisal or investment banking firm or consultant of nationally recognized standing that is retained at the sole cost and expense of the Company, (e) a “Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity (or any department, agency, or political subdivision thereof), (f) “Stockholder Approval” means the approvals by the holders of Common Stock that are required under the listing standards of The Nasdaq Stock Market (and any successor thereto and any other trading market on which the Common Stock is listed), including Nasdaq Stock Market Rule 5635(b) and Rule 5635(d), to approve the issuance of Common Stock above relevant thresholds included in such rules, upon exercise or conversion of, this Warrant and the Series B Preferred Stock of the Company and the other warrants issued pursuant to that certain Securities Purchase Agreement among the Company and the other parties thereto, dated as of December 5, 2019 (the “Securities Purchase Agreement”), (g) “Voting Stock” means the Common Stock and any other class or series of Capital Stock of the Company ordinarily having the power to vote generally for the election of directors of the board of directors of the Company or its successor, and (h) “Termination Date” shall mean the close of business on December 11, 2026.

Section 1. Vesting; Exercisability. The Holder’s right to exercise this Warrant with respect to the Warrant Shares is subject to vesting and limitations on exercisability as follows:

(a) This Warrant and the Holder’s rights hereunder with respect to the Warrant Shares (subject to adjustment or otherwise to the restrictions as set forth in this Warrant, including, without limitation, Section 2(d) and Section 3) will vest and become exercisable on the Issue Date; provided, however, that, notwithstanding anything to the contrary in this Warrant, this Warrant may not be exercised until following the first meeting of stockholders of the Company at which a vote is held on a proposal with respect to the Stockholder Approval.

(b) Subject to any adjustment required by Section 3 or elsewhere in this Warrant, notwithstanding anything to the contrary in this Warrant, in no event shall this Warrant be exercisable for more than 1,500,000 Warrant Shares.

(c) The Holder’s right to receive the Warrant Shares, and the Company’s obligation to issue such Warrant Shares, upon exercise of this Warrant shall be subject to: (i) unless and until the Stockholder Approval is obtained, the limitations in clause (b) of the definition of Beneficial Ownership Limitation and (ii) the limitations set forth in Section 2(d)(ii).

Section 2. Exercise.

(a) Subject to Section 1, exercise of the purchase rights represented by this Warrant with respect to vested Warrant Shares may be made, in whole or in part, at any time or times on or after the Issue Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly completed and executed copy of a notice of exercise substantially in the form attached hereto as Exhibit A (a “Notice of Exercise”). The “Exercise Date” shall be the date on which such delivery shall have taken place (or be deemed to have taken place) unless a later date is specified in the Notice of Exercise. Within two (2) trading days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise, at its option, (i) by wire transfer or cashier’s check drawn on a United States bank, (ii) by cashless exercise as set forth in Section 2(e) or (iii) any combination of cash and cashless exercise as set forth in Section 2(e); provided, however, in the event that the Holder has not delivered such aggregate Exercise Price within two (2) trading days following the date of such exercise as aforesaid, the Company shall not be obligated to deliver such Warrant Shares hereunder until such payment is made. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation promptly after the relevant event shall have occurred. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases and the Holder may request that a new Warrant be issued to it representing the amount of Underlying Shares not purchased and the Company shall promptly comply with such request. The Company shall deliver any objection to any Notice of Exercise within two (2) Business Days of receipt of such notice. The Holder, by acceptance of this Warrant, acknowledges and agrees that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b) Exercise Price. The “Exercise Price” per Warrant Share shall be $12.00, subject to any adjustment required by Section 3.

(c) Mechanics of Exercise.

(i) Delivery of Warrant Shares Upon Exercise. Upon each exercise of this Warrant, the Company shall promptly, but in no event later than two (2) trading days after delivery of the applicable Notice of Exercise (subject to delivery by the Holder to the Company of the aggregate Exercise Price payable pursuant to Section 2(b) or pursuant to the cashless exercise provisions of Section 2(e)), instruct the transfer agent for the Common Stock (the “Transfer Agent”) to record the issuance of the Warrant Shares purchased hereunder to the Holder in book-entry form pursuant to the Transfer Agent’s regular procedures. The Warrant Shares shall be deemed to have been issued, and the Holder shall be deemed to have become a holder of record of such shares for all purposes, as of the Exercise Date with payment to the Company of the Exercise Price having been paid.

(ii) Rescission Rights. If the Company fails to issue or cause to have issued the Warrant Shares pursuant to Section 2(c)(i) or does not issue Warrant Shares as a result of the limitations in Section 1(c) or Section 2(d) within two (2) trading days after delivery of the applicable Notice of Exercise, then the Holder will have the right to rescind such exercise in its sole discretion. The right of rescission of the Holder under this Section 2(c)(ii) is subject to delivery by the Holder of the aggregate Exercise Price payable pursuant to Section 2(b) or Section 2(e).

(iii) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Fair Market Value or round up to the next whole share.

(iv) Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue, transfer, stamp or other tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder. Without limiting the generality of the foregoing, the Company shall pay all fees required for same-day processing of any Notice of Exercise and all other expenses of the Company and its registrar(s) and transfer agent(s) in connection with delivery of the Warrant Shares and replacement warrants.

(v) Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(vi) Sale of Stock by the Holder. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering of the Common Stock (pursuant to a merger, sale of stock, or otherwise), a Change of Control (as defined in the Securities Purchase Agreement), or in connection with a tender or exchange offer for shares of Common Stock of the Company, such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(d) Holder’s Exercise Limitations.

(i) The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would, when aggregated with all other shares of Common Stock beneficially owned by such Holder at such time, beneficially own shares of Common Stock, in excess of the Beneficial Ownership Limitation (as defined below); provided, however, that such exercise restriction shall not apply to any exercise in connection with, and subject to completion of, (x) a public sale of the shares of Common Stock to be issued upon such conversion, if following consummation of such sale such holder will not exceed the Beneficial Ownership Limitation or (y) a bona fide third party tender offer for the shares of Common Stock issuable upon exercise. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. To the extent that the limitation contained in this Section 2(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of the Warrant that are not in compliance with the Beneficial Ownership Limitation. For purposes of this Section 2(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission (the “Commission”), as the case may be, (y) a more recent public announcement by the Company or (z) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (such number of outstanding shares of Common Stock, the “Reported Outstanding Share Number”). Upon the written or oral request of the Holder, the Company, or the Transfer Agent on behalf of the Company, shall within two (2) trading days confirm orally and in writing to the Holder the accuracy of the Reported Outstanding Share Number and, if not accurate, the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. As used in this Warrant, “Beneficial Ownership Limitation” means any of, as applicable, (a) 25% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant, or (b) prior to receipt of the Stockholder Approval, either of (i) 19.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant or (ii) shares of Capital Stock of the Company representing 19.99% of the aggregate voting power of all the Company’s Voting Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant.

(ii) Notwithstanding anything to the contrary contained in this Warrant (including Section 2(d)(i)), the Company shall not effect the exercise of any portion of this Warrant, and, no Holder shall have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, any Holder (together with any other Person whose beneficial ownership of Common Stock would be aggregated with such Holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the applicable regulations of the Commission thereunder, including any “group” of which any Holder is or may be deemed a member (collectively, the “Attribution Parties”)) would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and its Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder and its Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any Series B Preferred Stock) beneficially owned by the Holder or any of its Attribution Parties subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 2(d)(ii). In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Warrant results in the Holder and its Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s and its Attribution Parties’ aggregate beneficial ownership exceeds the applicable Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the Exercise Price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company by any Holder, the Maximum Percentage may be increased or decreased with respect to such Holder to any other percentage as specified in such notice; provided, that the Maximum Percentage shall be at all times subject to the applicable Beneficial Ownership Limitations; and provided, further, that (i) any such increase or decrease in the Maximum Percentage will not be effective until the 75th day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and its Attribution Parties requesting such increase or decrease and not to any other Holder of this Warrant. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by any Attribution Party for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability.

(iii) Except as set forth in the exclusions to calculating beneficial ownership in Sections 2(d)(i)(A) and (B) and (ii)(A) and (B), for purposes of this Section 2(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of the Warrant that are not in compliance with the Beneficial Ownership Limitation and the Maximum Percentage. The Company shall have the sole right to enforce the provisions of Section 2(d)(i) and 2(d)(ii).

If the Company receives a Notice of Exercise from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Notice of Exercise would otherwise cause the Holder’s beneficial ownership, as determined pursuant to Section 2(d)(ii), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Notice of Exercise (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares.

The provisions of this Section 2(d) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation or Maximum Percentage herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation or the application of the rules of The Nasdaq Stock Market.

(e) In lieu of paying the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or check drawn on a United States bank pursuant to Section 2(a), the Holder may elect to exercise the purchase rights represented by this Warrant by authorizing the Company to withhold and not issue to the Holder, in payment of the Exercise Price thereof, a number of such Warrant Shares equal to (x) the number of Warrant Shares for which the Warrant is being exercised, multiplied by (y) the Exercise Price, and divided by (z) the Fair Market Value on the Exercise Date (any such exercise, a “Cashless Exercise”); and such withheld Warrant Shares shall no longer be issuable under the Warrant, and the Holder shall not have any rights or be entitled to any payment with respect to such withheld Warrant Shares. The Company and Holder agree to treat the Cashless Exercise of this Warrant pursuant to this Section 2(e) as a recapitalization under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended. In the event of a Change of Control (as defined in the Securities Purchase Agreement) in which the Common Stock is converted into solely the right to receive cash upon closing of such Change of Control, if this Warrant has not previously been exercised in full on an Exercise Date occurring before the third Business Day prior to the consummation of such Change of Control, any unexercised portion of this Warrant shall be deemed exercised in full, without the delivery of a Notice of Exercise, effective immediately prior to the consummation of such Change of Control and the Holder shall be entitled to receive cash in an amount equal to the amount of cash payable in such Change of Control in respect of a number of shares of Common Stock equal to the number of Warrant Shares that would be deliverable upon an exercise of this Warrant in full immediately prior to consummation of such Change of Control pursuant to this Section 2(e) of the unexercised portion of this Warrant, where Fair Market Value of a share of Common Stock in such an exercise is deemed for these purposes to be the cash payable in respect of a share of Common Stock in such Change of Control; provided, that, for the avoidance of doubt, if the cash payable in respect of a share of Common Stock in such Change of Control in which the Common Stock is converted into solely the right to receive cash upon closing of such Change of Control is less than the then-applicable Exercise Price, then upon consummation of such Change of Control the unexercised portion of this Warrant shall be cancelled for no consideration.

Section 3. Certain Adjustments.

(a) Stock Dividends, Subdivision, Combinations and Consolidations. If the Company, at any time while this Warrant is outstanding (in whole or in part): (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock (or other class of Capital Stock of the Company then issuable upon exercise of this Warrant) or any other equity or equity equivalent securities payable in shares of Common Stock (or such other class of Capital Stock) (which, for avoidance of doubt, shall not include any shares of Common Stock (or such other class of Capital Stock) issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock (or other class of Capital Stock of the Company then issuable upon exercise of this Warrant) into a larger number of shares or (iii) combines or consolidates (including, without limitation, by reverse stock split) outstanding shares of Common Stock (or other class of Capital Stock of the Company then issuable upon exercise of this Warrant) into a smaller number of shares, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or consolidation. If the Company, at any time while this Warrant is outstanding (in whole or in part) distributes rights on shares of its Common Stock (or other class of Capital Stock of the Company then issuable upon exercise of this Warrant) in connection with a shareholder rights plan, no adjustment shall be made pursuant to this Section 3 and any such rights shall accompany the Warrant Shares issued pursuant to this Warrant if such shareholder rights plan remains in effect.

(b) Reclassifications, Reorganizations, Consolidations, Mergers and Sales. Other than in a transaction contemplated by the last sentence of Section 2(e), in the event of (i) any capital reorganization of the Company, (ii) any reclassification or recapitalization of the stock of the Company (other than (x) a change in par value or from par value to no par value or from no par value to par value or (y) as a result of a stock dividend, subdivision, combination or consolidation of shares as to which Section 3(a) shall apply), (iii) any consolidation or merger of the Company with or into another Person (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock or any other class of Capital Stock then issuable upon exercise of this Warrant), (iv) any sale of all or substantially all of the assets of the Company, or (v) any similar transaction, this Warrant shall remain outstanding and, after such reorganization, reclassification, recapitalization, consolidation, merger, sale or similar transaction, be exercisable for the kind and number of shares of stock or other securities or property (“Alternate Consideration”) of the Company or of the successor corporation resulting from such consolidation or sale, or surviving such merger, if any, to which the holder of the number of Warrant Shares underlying this Warrant (at the time of such reorganization, reclassification, recapitalization, consolidation, merger, sale or similar transaction, and subject to the limitations set forth in Section 1 and Section 2) would have been entitled upon such reorganization, reclassification, recapitalization, consolidation, merger, sale or similar transaction. In such event, the aggregate Exercise Price otherwise payable for the shares of Common Stock (or such other class of Capital Stock) issuable upon exercise of this Warrant shall be allocated among the Alternative Consideration receivable as a result of such reorganization, reclassification, recapitalization, consolidation, merger, sale or similar transaction, in proportion to the respective fair market values of such Alternate Consideration. If and to the extent that the holders of Common Stock (or such other class of Capital Stock) have the right to elect the kind or amount of consideration receivable upon consummation of such reorganization, reclassification, recapitalization, consolidation, merger, sale or similar transaction, then the consideration that the Holder shall be entitled to receive upon exercise shall be specified by the Holder, which specification shall be made by the Holder by the later of (A) ten (10) Business Days after the Holder is provided with a final version of all material information concerning such choice as is provided to the holders of Common Stock (or such other class of Capital Stock), and (B) the last time at which the holders of Common Stock (or such other class of Capital Stock) are permitted to make their specifications known to the Company; provided, however, that if the Holder fails to make any specification within such time period, the Holder’s choice shall be deemed to be whatever choice is made by a plurality of all holders of Common Stock (or such other class of Capital Stock) that are not affiliated with the Company (or, in the case of a consolidation, merger, sale or similar transaction, any other party thereto) and affirmatively make an election (or of all such holders if none of them makes an election). From and after any such reorganization, reclassification, recapitalization, consolidation, merger, sale or similar transaction, all references to “Warrant Shares” herein shall be deemed to refer to the Alternate Consideration to which the Holder is entitled pursuant to this Section 3(b). The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, recapitalizations, consolidations, mergers or sales.

(c) Below Market Issuances.

(i) Deemed Issue of Common Stock. Other than Excluded Issuances (as defined below), if the Company at any time after the issuance of the Warrants but prior to the Termination Date shall issue any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities (as defined below) (“Options”), or any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options (“Convertible Securities”), or shall fix a record date for the determination of holders of shares of the Common Stock to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability, including payment of any conversion or exercise price, but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Common Stock issued as of the time of such issue of Options or Convertible Securities or, in case such a record date shall have been fixed, as of 5:00 p.m. (New York City time) on such record date and the provisions hereof that are applicable to the issuance of Additional Common Stock shall apply thereto; provided, that Additional Common Stock shall not be deemed to have been issued unless the consideration per share (as determined in accordance with Section 3(d)(ii)) of such Additional Common Stock would be less than the Fair Market Value as of such issue date or record date; provided, further, that, in any such case in which Additional Common Stock is deemed to be issued, no further adjustments in the Exercise Price shall be made upon the subsequent issue of Convertible Securities or Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(ii) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Exercise Price pursuant to the terms of this Section 3(c), are revised (either automatically, pursuant to the provisions contained therein, or as a result of an amendment to such terms) to provide for either any increase or decrease in (i) the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (ii) the consideration payable to the Company upon such exercise, conversion or exchange, then, effective upon such increase or decrease becoming effective, the Exercise Price computed after giving effect to the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to the Exercise Price as would have been obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security and calculated in accordance with this Section 3(c).

(iii) If the terms of any Option or Convertible Security, the issuance of which did not result in an adjustment to the Exercise Price pursuant to the terms of this Section 3(c) (either because the consideration per Additional Common Stock subject thereto was equal to or greater than the Fair Market Value, or because such Option or Convertible Security was issued before the date hereof), are revised after the date hereof (either automatically, pursuant to the provisions contained therein, or as a result of an amendment to such terms) to provide for either any increase or decrease in (i) the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (ii) the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended, and the Additional Common Stock subject thereto shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(iv) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Exercise Price pursuant to the terms of this Section 3(c), the Exercise Price shall be readjusted to such Exercise Price as would have been obtained had such Option or Convertible Security never been issued.

(v) Other than Excluded Issuances, in the event the Company shall at any time after the date hereof issue or sell additional Common Stock (“Additional Common Stock”), including Additional Common Stock deemed to be issued pursuant to Section 3(c)(i), for consideration per share of Common Stock less than the Fair Market Value and less than the Exercise Price, then the Exercise Price shall be reduced, concurrently with such issue, to a price equal to the Exercise Price in effect immediately prior to such issue of Additional Common Stock multiplied by a fraction of which (A) the numerator shall be the number of shares of Common Stock outstanding immediately before such event, plus the number of shares of Common Stock which the aggregate consideration expected to be received by the Company (as reasonably determined in good faith by the Company) would purchase at the Fair Market Value and of which (B) the denominator shall be the number of shares of Common Stock outstanding immediately before such event, plus the number of such shares of Additional Common Stock issued in such transaction (including, in the case of (A) and (B), any shares issuable upon exercise of Options or conversion of Convertible Securities).

(vi) Notwithstanding the foregoing, no adjustment to the Exercise Price will be made under this Section 3(c) in respect of the issuance of: (A) shares of Common Stock (including restricted stock) or Options or other equity awards to purchase Common Stock to directors, officers or employees of the Company in their capacity as such pursuant to a duly authorized Company equity incentive plan; (B) shares of Common Stock issued upon the conversion or exercise of any Options or Convertible Securities (other than Options or other equity awards to purchase Common Stock issued pursuant to a duly authorized Company equity incentive plan covered by clause (A) above) issued prior to the date hereof, or upon exercise or conversion of securities or rights issued pursuant to a Distribution pursuant to Section 3(e); (C) shares of Common Stock or any Options or Convertible Securities issued in connection with an acquisition, merger or other business combination; (D) the Warrant Shares and shares of Common Stock issuable pursuant other warrants issued on the Issue Date or issued pursuant to the terms of the Company’s Series B Preferred Stock; and (E) the issuance of securities in a transaction described in Section 3(a) or Section 3(b) or a Distribution pursuant to Section 3(e) (collectively, “Excluded Issuances”).

(vii) Notwithstanding anything to the contrary in this Warrant, prior to receipt of the Stockholder Approval, in no event shall the Exercise Price be adjusted pursuant to Section 3(c) to a price that is less than the lower of: (i) the closing price of the Common Stock (as reflected on Nasdaq.com) immediately preceding the signing of the Securities Purchase Agreement, or (ii) the average closing price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the Securities Purchase Agreement, in each case as proportionally adjusted for any stock split, stock dividend or stock combination of the Common Stock occurring after the date of the signing of the Securities Purchase Agreement.

(d) For the purposes of Section 3(c), the consideration received by the Company for the issue of any Additional Common Stock shall be computed as follows:

(i) Cash and Property. Such consideration shall: (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest; (B) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined reasonably in good faith by the Board of Directors, and (C) in the event Additional Common Stock is issued together with other interests or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

(ii) Options and Convertible Securities. The consideration per share received by the Company for Additional Common Stock deemed to have been issued pursuant to Section 3(c)(i), relating to Options and Convertible Securities, shall be determined by dividing: (A) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(iii) In the event the Company shall issue on more than one date Additional Common Stock that is a part of one transaction or a series of related transactions and that would result in an adjustment to the Exercise Price pursuant to the terms of Section 3(c), then, upon such final issuance, the Exercise Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without additional giving effect to any adjustments as a result of any subsequent issuances within such period).

(e) Other Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) other than any dividend or distribution referred to in Section 3(a) or Section 3(b) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation and the Maximum Percentage, as applicable) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation or the Maximum Percentage, as applicable, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation or Maximum Percentage, as applicable). To the extent that this Warrant has not been partially or completely exercised at the time of such Distribution, such portion of the Distribution shall be held in abeyance for the benefit of the Holder until the Holder has exercised this Warrant.

(f) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock (or such other Company security as is then issuable upon exercise of this Warrant) deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (or such other Company security) (excluding treasury shares, if any) issued and outstanding on such date.

(g) Notice to Holder.

(i) Adjustment to Terms of Warrant. Whenever any of the terms of this Warrant are adjusted pursuant to any provision of this Section 3 or any other applicable provision hereof, the Company shall promptly send to the Holder a notice signed by a duly authorized officer of the Company and setting forth (x) the Exercise Price, number of Warrant Shares and, if applicable, the kind and amount of Alternate Consideration purchasable hereunder after such adjustment and (y) the facts requiring such adjustment in reasonable detail.

(ii) Notice to Allow Exercise by Holder. If, during the period in which this Warrant is outstanding, (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non -public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant and Warrant Shares.

(a) Restrictive Legend. Until such time as no longer required by applicable securities laws, the Warrant Shares (unless and until registered under the Securities Act of 1933, as amended (the “Securities Act”) or transferred pursuant to Rule 144 promulgated under the Securities Act, or any successor rule or regulation hereafter adopted by the Commission, as such rule may be amended from time to time (“Rule 144”)) will be stamped or imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OTHER APPLICABLE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE SECURITIES LAWS.

(b) Transferability. Subject to the provisions of Section 4(a), the Holder may sell, assign, transfer, pledge or dispose of all or any portion of this Warrant at any time or from time to time. In connection with any transfer of all or any portion of this Warrant, the Holder must provide an assignment form substantially in the form attached hereto as Exhibit B duly completed and executed by the Holder or any such subsequent Holder, as applicable, and the proposed transferee must consent in writing to be bound by the terms and conditions of this Warrant. Any transfer of all or any portion of this Warrant shall also be subject to the Securities Act and other applicable federal or state securities or blue sky laws. Upon any transfer of this Warrant in full, the Holder shall be required to physically surrender this Warrant to the Company within three (3) trading days of the date the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued. This Warrant or any portion thereof shall not be sold, assigned, transferred, pledged or disposed of in violation of the Securities Act, federal or state securities laws or the Company’s certificate of incorporation.

(c) Warrant Register. The Company shall register this Warrant upon records to be maintained by or on behalf of the Company for that purpose (the “Warrant Register”) in the name of the record Holder hereof from time to time. Absent manifest error or actual notice to the contrary, the Company may deem and treat the Holder of this Warrant so registered as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes.

Section 5. Miscellaneous.

(a) No Rights as Stockholder Until Exercise. Except as expressly set forth herein, this Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(c).

(b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon delivery by the Holder to the Company of (i) notice of the loss, theft, destruction or mutilation of this Warrant and (ii) in the case of loss, theft or destruction, an indemnity agreement in a form and amount reasonably satisfactory to the Company or, in the case of mutilation, surrender of the mutilated Warrant, the Company will make and deliver a new Warrant of like tenor dated as of the Issue Date.

(c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

(d) Authorized Shares. The Company covenants that, during the period this Warrant is exercisable (in whole or in part), it will reserve from its authorized and unissued Common Stock, free from any preemptive rights and free from all taxes, liens and charges, a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock is listed or traded and that upon issuance, the Warrant Shares will be listed on any national securities exchange upon which the Common Stock is listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and full payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and non-assessable, not subject to any preemptive rights and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(e) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of a customary indemnity agreement reasonably satisfactory to the Company or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of the same tenor and date.

(f) Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws thereof. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(g) Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.

(h) Notices. All notices referred to herein shall be in writing and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail with postage prepaid, or by private courier service addressed: (i) if to the Company, to its office at NN, Inc., 6210 Ardrey Kell Road, Charlotte, North Carolina 28277 (Attention: General Counsel), (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

(i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(k) Amendment. Subject to the requirements of Section 2(d)(ii), this Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(l) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(m) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[Signatures Contained on the Following Page]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the Issue Date.

NN, INC.

By:
Name:
Title:

[Signature Page to Warrant]

EXHIBIT A

NOTICE OF EXERCISE

To: NN, INC.

Reference is made to that certain Common Stock Purchase Warrant (the “Warrant”) issued by NN, Inc. (the “Company”) on December 11, 2019. Capitalized terms used but not otherwise defined herein shall the respective meanings give thereto in the Warrant.

(1) The undersigned Holder of the Warrant hereby elects to exercise the Warrant for ______ Warrant Shares, subject to (check one):

☐ delivery of the aggregate Exercise Price for the Warrant Shares as to which the Warrant is so exercised; or

☐ tender of ______ Warrants pursuant to the cashless exercise provisions of Section 2(e) of the Warrant.

The undersigned Holder hereby instructs the Company to issue the applicable number of Warrant Shares, or the net number of shares of Common Stock issuable upon exercise of the Warrant pursuant to the cashless exercise provisions of Section 2(e) of the Warrant, in the name of the undersigned Holder.

(2) The undersigned Holder hereby represents and warrants to the Company that, as of the date hereof:

a) Experience; Accredited Investor Status. The Holder (i) is an accredited investor as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, (ii) is capable of evaluating the merits and risks of its investment in the Company, (iii) has the capacity to protect its own interests, and (iv) has the financial ability to bear the economic risk of its investment in the Company.

b) Company Information. The Holder has been provided access to all information regarding the business and financial condition of the Company, its expected plans for future business activities, material contracts, intellectual property, and the merits and risks of its purchase of the Warrant Shares, which it has requested or otherwise needs to evaluate an investment in the Warrant Shares. It has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. It has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment and all such questions have been answered to its satisfaction.

c) Investment. The Holder has not been formed solely for the purpose of making this investment and is acquiring the Warrant Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of any part thereof. It understands that the Warrant Shares have not

Exhibit A-1

been registered under the Securities Act or applicable state and other securities laws and are being issued by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and other securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of its representations as expressed herein.

d) Transfer Restrictions. The Holder acknowledges and understands that (i) transfers of the Warrant Shares are subject to transfer restrictions under the federal securities laws and (ii) it may have to bear the economic risk of this investment for an indefinite period of time unless the Warrant Shares are subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available.

Name of Registered Owner:

Signature of Authorized Signatory of Registered Owner:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

Exhibit A-2

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)
Dated: ____________ __, ______
Holder’s Signature:
Holder’s Address:

Exhibit B-1